EXHIBIT 99.1


NEWS RELEASE

Contact: Steve Koep
         Ag-Chem Equipment Co., Inc.
         952.933.9006
         fax: 952.933.7432
         email: skoep@agchem.com

For Immediate Release: November 20, 2000



            AG-CHEM EQUIPMENT CO., INC. AGREES TO BE ACQUIRED BY AGCO

  ACQUISITION PROVIDES LEADERSHIP IN AGRICULTURAL APPLICATION EQUIPMENT AND GPS
                                   TECHNOLOGY


         Minnetonka, MN -- November 20 -- Ag-Chem Equipment Co., Inc. (NASDAQ:AGCH) announced today it has agreed to be acquired by AGCO Corporation (NYSE:AG). AGCO, headquartered in Duluth, GA, is a major worldwide designer, manufacturer and distributor of agricultural equipment. The primary focus of Ag-Chem is agricultural machinery designed for the application of fertilizer and chemicals to farm fields. Ag-Chem is also the leading provider of unique site-specific technology for agricultural management through a division known as SOILTEQ. This acquisition will give AGCO a strong position in self-propelled equipment for application of fertilizers and farm chemicals. Additionally, it will provide market access to the most advanced crop management system, which can be integrated with all users and brands. Ag-Chem, headquartered in Minnetonka, Minnesota, had estimated fiscal year 2000 sales of $299 million (for year ended September 30th). The business, founded in 1963 by Mr. A. E. McQuinn, went public in 1969. Manufacturing facilities are located at Jackson and Benson, Minnesota, and Niles, Michigan, with a European facility at Grubbenvorst, Holland. Ag-Chem has grown into a major manufacturer and distributor of application equipment. Current products include the RoGator, Terra-Gator, Lor*Al converted truck applicators, AgTec orchard sprayers, and other non-farm industrial products, which are complemented by the technology of the growing SOILTEQ Division. SOILTEQ offers a fully integrated system of innovative tools and technology devoted to site-specific agriculture that includes SGIS Data Management Software, decision support tools, FALCON controllers and software, Ag Central On-Line, and Professional Services. The transaction will merge Ag-Chem with a wholly owned subsidiary of AGCO under an agreement that will provide Ag-Chem shareholders with $25.80 per Ag-Chem share, up to half in AGCO stock and the remainder in cash. The transaction must be


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approved by the appropriate regulatory agencies and the Ag-Chem shareholders before the closing can be concluded.
         According to A.E. McQuinn, Ag-Chem CEO, "This combination will expand and strengthen Ag-Chem's ability to compete worldwide. AGCO's record of maintaining product brands and its' ability to extend parts and service support throughout the world was a major consideration in choosing an international partner. In addition, we anticipate much of Ag-Chem's infrastructure and workforce will remain in place with operations continuing in Jackson, Benson and Grubbenvorst and offices maintained in Minnetonka. We believe this acquisition will prove to be beneficial to customers, employees, and shareholders of both companies."
         Goldsmith Agio Helms is acting as Ag-Chem's financial advisor in Ag-Chem's analysis and consideration of the various financial alternatives available to it. Goldsmith Agio Helms is the nation's leading privately held, middle-market investment banking firm. The firm's focus is representing sellers of public and private companies in complex mergers, acquisitions, divestitures and recapitalizations. Goldsmith Agio Helms has forty-seven professionals in its offices in Minneapolis, New York, Chicago, San Francisco and Naples, Florida. In 1999, the firm completed 41 transactions valued in excess of $3 billion. Over the past decade, the firm's principals have authored in excess of $25 billion in mergers and acquisitions, with purchase prices ranging from $25 million to over $1 billion.
         Ag-Chem Equipment Co., Inc. manufactures and markets a line of self-propelled, off-road chassis. The products include row-crop machines and high-flotation vehicles. Frequently these chassis are sold with a product application system installed, and are typically used to apply liquid and dry fertilizer, crop protection products and biosolids. Some of these systems are computer controlled and use data management systems. Ag-Chem provides both the high-tech systems and related support to the industries it serves. Its complete line of variable rate controllers and crop production data management software is available for all agricultural applications through its SOILTEQ Division.
         Ag-Chem expects to file a Form 8-K shortly including the text of today's agreement. Shareholders of Ag-Chem and other investors are urged to read such Form 8-K and the proxy statement / prospectus included in Form S-4 that will be filed with the SEC in connection with the proposed merger. The proxy statement / prospectus will contain important information about AGCO, Ag-Chem, and the merger, including `officers and directors of Ag-Chem and their interest in the merger.

THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS IMPORTANT TO NOTE THAT AG-CHEM'S AND AGCO'S PERFORMANCE, FINANCIAL CONDITION OR BUSINESS COULD DIFFER FROM THOSE EXPRESSED IN SUCH FORWARD LOOKING STATEMENTS. THE WORDS "SHOULD," "WILL BE," "INTENDED," "CONTINUE," "BELIEVE," "MAY EXPECT," "HOPE," "ANTICIPATE," "GOAL ," "FORECAST," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT COULD AFFECT RESULTS INCLUDE THOSE RELATING TO THE PROPOSED MERGER, INCLUDING FAILURE TO ACHIEVE EXPECTED RESULTS, OBTAIN REGULATORY OR SHAREHOLDER APPROVAL, AND THE LOSS OF KEY PERSONNEL. OTHER FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED
TO: VARIATIONS IN EITHER COMPANY'S QUARTERLY OPERATING RESULTS,


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VOLATILITY OF EITHER COMPANY'S STOCK PRICE, MARKET RISKS IN INVESTMENT, CHANGES
IN THE AGRICULTURAL MANUFACTURING INDUSTRY, SIGNIFICANT COMPETITION, EITHER COMPANY'S PROPRIETARY TECHNOLOGY MAY BE SUBJECT TO INFRINGEMENT CLAIMS OR MAY BE INFRINGED UPON, REGULATION OF EITHER COMPANY'S PRODUCTS OR OTHER GOVERNMENT REGULATION, THE POSSIBILITY OF PRODUCT RELATED LIABILITIES, POSSIBLE FAILURES OR DEFECTS IN THE PERFORMANCE OF EITHER COMPANY'S PRODUCTS, THE POSSIBILITY THAT AGCO'S ANTI-TAKEOVER DEFENSES COULD PREVENT ACQUISITION OF AGCO. ADDITIONAL DISCUSSION OF THESE AND OTHER FACTORS AFFECTING EACH COMPANY'S BUSINESS IS CONTAINED IN SUCH COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. NEITHER COMPANY UNDERTAKES ANY OBLIGATION TO UPDATE FORWARDING LOOKING STATEMENTS TO REFLECT ANY CHANGE OF ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES IN FUTURE OPERATING RESULTS, FINANCIAL CONDITION OR BUSINESS OVER TIME.


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